UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)    September 30, 2004
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                              JOSTENS HOLDING CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

           333-112055                              20-0049713
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      (Commission File Number)            (IRS Employer Identification No.)

        5501 AMERICAN BOULEVARD WEST
          MINNEAPOLIS, MINNESOTA                           55432
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  (Address of Principal Executive Offices)               (Zip Code)

                                 (952) 830-3300
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

               (a) On September 30, 2004, Jostens Holding Corp. (the "Company") entered into a letter agreement with Carl Blowers, providing for (i) Mr. Blowers' resignation from the Company's Board of Directors upon the consummation of the Transactions (defined below), (ii) the Company's repurchase of all 5,000 shares of Class A Common Stock of the Company held by Mr. Blowers and (iii) the cancellation of all 8,544 options to purchase Class A Common Stock of the Company held by Mr. Blowers in exchange for a cash payment.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

               (a) On October 4, 2004, the Company consummated the transactions (the "Transactions") contemplated by the Contribution Agreement (the "Contribution Agreement"), dated July 21, 2004, between the Company and Fusion Acquisition LLC, an entity affiliated with Kohlberg Kravis Roberts & Co. L.P. ("Fusion"), pursuant to which Fusion contributed all of the capital stock of each of Von Hoffmann Holdings Inc. and AHC I Acquisition Corp. to the Company in exchange for the issuance by the Company to Fusion of 2,664,356 shares of Class A Common Stock of the Company and one share of Class C Common Stock of the Company. The contribution was a part of certain concurrent transactions in which Fusion acquired all of the capital stock of each of Von Hoffmann Holdings Inc. and AHC I Acquisition Corp. for aggregate investment of $256 million. The Company contributed such capital stock to its direct subsidiary, Jostens Secondary Holdings Corp., and ultimately to its indirect subsidiary, Jostens IH Corp., and, as a result, Von Hoffmann Holdings Inc. and AHC I Acquisition Corp. are direct subsidiaries of Jostens IH Corp. The consideration paid by Fusion was funded by capital contributions from investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. In connection with the Transactions, the Company's subsidiary, Jostens IH Corp., incurred approximately $1.6 billion of new indebtedness, which was used, among other things, to repay, repurchase and redeem certain existing indebtedness of Jostens, Inc., Von Hoffmann Holdings, Inc., Von Hoffmann Corporation, AHC I Acquisition Corp. and AKI, Inc. As a result of the Transactions, approximately 90% of the economic interests and approximately 91% of the voting interests in the Company will be controlled by investment funds affiliated with DLJ Merchant Banking Partners III, L.P. and Kohlberg Kravis Roberts & Co. L.P. The press release announcing the consummation of the Transactions is filed herewith as Exhibit 99.1.

ITEM 5.02      DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS.

               (b) On October 4, 2004, each of Carl Blowers, John Castro and Jason Mozingo resigned from its Board of Directors in connection with the consummation of the Transactions. On October 5, 2004, Michael Bailey was replaced as the Company's President and interim Chief Executive Officer, but will remain as the President and CEO of Jostens, Inc.


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               (c) (1) On October 5, 2004, the Company appointed Marc L. Reisch as its President and Chief Executive Officer. The Company also appointed Paul Carousso as Vice President, Finance, effective October 11, 2004.

               (2) Mr. Reisch, 48, has been a director of the Company since November 2003. In addition, Mr. Reisch was a Senior Advisor to Kohlberg Kravis Roberts & Co., a principal stockholder of the Company, and was appointed Chairman of the Board of Yellow Pages Group Co. in December 2002. Mr. Reisch was Chairman and Chief Executive Officer of Quebecor World North America between August 1999 and September 2002. Prior to holding that position, he held the position of President of World Color Press, Inc., since November 1998 and Group President since 1996. Mr. Reisch also serve on the board of directors of FIND/SVP, Inc.

               The Company has entered into a new employment agreement with Mr. Reisch on the following terms, under which he served as the Chairman of the Board of Directors (the "Board") and Chief Executive Officer.

               Mr. Reisch's employment agreement has an initial term of five years and will automatically extend for additional one-year periods at the end of the initial term and each renewal term, subject to earlier termination of his employment by either Mr. Reisch or by the Company pursuant to the terms of the agreement. Mr. Reisch's agreement provides for the payment of an annual base salary of $850,000, subject to annual review and increase by the Board, plus an annual cash bonus opportunity between zero and 150% of annual base salary, with a target bonus of 100% of annual base salary.

               The agreement provides for the payment of a cash signing bonus of $600,000 to Mr. Reisch which was paid on October 4, 2004, the after-tax proceeds of which were reinvested as part of his initial equity participation. Pursuant to the agreement, on October 4, 2004, Mr. Reisch invested $3,500,000 in cash to purchase shares of Class A Common Stock of the Company, and the Company granted him an option to purchase 3.5 shares of Company stock for every one share of the $3,500,000 in value of Company stock initially purchased by him. A portion of the option equal in value to $875,000 will vest on December 31, 2004. Of the remaining portion of the option equal in value to $11,375,000, 40% will be subject to time-based vesting (the "time option"), and 60% will be subject to performance-based vesting (the "performance option"). The time option will vest and become exercisable in five annual installments commencing on December 31, 2005 as to the following percentages: 25%, 25%, 25%, 15% and 10%. The performance option will vest on a cliff basis on December 31, 2012, subject to acceleration based on the achievement of certain EBITDA or other performance targets. Additionally, pursuant to the agreement, on October 4, 2004 the Company made a one-time grant of Class A Common Stock of the Company to Mr. Reisch having an aggregate value of $1,000,000, which stock is 100% vested and nonforfeitable by Mr. Reisch, subject to the same rights and restrictions set forth in the management stockholders' agreement and the sale participation agreement described above, other than the Company's call rights in the event of termination of employment.


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               The agreement also provides that if Mr. Reisch is terminated by the Company without "cause" (which includes nonrenewal by the Company of the agreement for an additional one-year period, as described above) or if he resigns for "good reason" (as such terms are defined in the agreement), he will be entitled to receive: (1) a cash payment equal to the sum of (A) a prorated bonus for the year of termination, payable in a lump sum, plus (B) two times the sum of (i) Mr. Reisch's then annual base salary and (ii) his target bonus for the year of termination, payable in equal monthly installments, and (2) continued participation in welfare benefit plans until the earlier of two years after the date of termination or the date that Mr. Reisch becomes covered by a similar plan maintained by any subsequent employer, or cash in an amount that allows him to purchase equivalent coverage for the same period. The agreement additionally provides that, in the event of a "change in control" (as defined in the agreement), the vesting of Mr. Reisch's time option will accelerate in full and the vesting of his performance option may accelerate if specified performance targets have been achieved. The agreement provides for a retirement benefit supplemental to those benefits payable under the Company's qualified and nonqualified retirement plans, the vesting of which benefit would accelerate upon a change in control or termination of Mr. Reisch's employment by the Company without cause or by his resignation for good reason after the third anniversary of the closing date of the Contribution. Mr. Reisch's agreement also provides for a tax gross-up payment in the event that any amounts or benefits due to him would be subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended.

               (3) Paul B. Carousso, 35, will join the Company as of October 11, 2004 as Vice President, Finance. From April 2003 until October 2004, Mr. Carousso held the position of Executive Vice President, Chief Financial Officer, of Vestcom International, Inc., a digital printing company. Prior to holding his position at Vestcom, from October 1994 until September 2002, Mr. Carousso held various accounting and financial reporting positions at Quebecor World North America and World Color Press, Inc., last holding the position of Vice President, Controller.

               (d) (4) On October 4, 2004, Alexander Navab, Joseph Bae, Tagar Olson and Charles Pieper were elected to the Company's Board of Directors. Mr. Reisch was Senior Advisor to, Mr. Navab is a member of, and Messrs. Bae and Olsen are executives of, Kohlberg Kravis Roberts & Co. L.P., an affiliate of a principal stockholder of the Company. Mr. Pieper is an employee of DLJ Merchant Banking Partners III, L.P., a principal stockholder of the Company.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

      (a)      Not applicable
      (b)      Not applicable
      (c)      Exhibits

     99.1      Press Release dated October 4, 2004.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 2004




                                          JOSTENS HOLDING CORP.



                                          By:   /s/ David Tayeh
                                              ----------------------------------
                                              Name:   David Tayeh
                                              Title:  Chief Financial Officer






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                                 EXHIBIT INDEX

           Exhibit No.                  Exhibit
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             99.1            Press Release dated October 4, 2004.











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